Exhibit 99.1
Synchrony Announces Executive Leadership Changes
to Advance Digital Growth, Customer Experience and AI Momentum
STAMFORD, Conn., June 29, 2026 -- Synchrony (NYSE: SYF), a premier consumer financial services company, today announced executive leadership changes in its Digital platform and Technology and Operations organizations.
Carol Juel has been named Executive Vice President and Chief Executive Officer of Synchrony’s Digital platform, reporting to Brian Doubles, President and Chief Executive Officer of Synchrony.
Juel succeeds Bart Schaller, who has announced his plans to retire from the company after a 35-year career. Juel will be responsible for advancing innovation, customer experience and consumer financing capabilities for digital-first partners including Amazon, PayPal, Venmo and Verizon. She most recently served as Synchrony’s Executive Vice President, Chief Technology and Operating Officer, where she led the company’s Technology and Operations organizations and drove modernization of its platforms and customer experiences.
“Bart has been an extraordinary leader for our company, and we’re grateful for his lasting contributions,” said Doubles. “Carol is the right leader to build on that foundation by leading our Digital platform. She brings a digital-first mindset as well as deep technology and innovation experience to help us deliver even more for our partners and customers.”
Synchrony also announced that Florin Arghirescu has been promoted to Executive Vice President and Chief Technology Officer, reporting to Doubles. He will lead Synchrony’s Technology team and be responsible for enterprise technology strategy and execution, including the company’s AI agenda, engineering and platform capabilities. He brings more than 25 years of experience across technology and product development leadership roles.
DJ Casto will expand his responsibilities and become Executive Vice President, Chief People and Operations Officer, continuing to report to Doubles. Casto will continue to lead Human Resources and will assume responsibility for Operations, including servicing, collections and customer care, with a focus on operational excellence and building on our strong customer experience capabilities.
“Florin has the technical depth and enterprise perspective to accelerate our AI momentum and advance our technology strategy, and DJ has a proven track record developing talent and leading large teams that support customers every day,” Doubles added. “Together, they will help us scale innovation and strengthen the capabilities and culture that make Synchrony a great place to work.”
“As a company that helps power financial flexibility and access for millions of Americans and their families, Synchrony plays an important role in everyday lives and the broader economy,” Doubles said. “These leaders will help us continue delivering for our partners and customers, accelerate AI adoption, advance emerging areas like agentic commerce, and build the talent and platforms that will drive our next phase of growth and value for our stakeholders.”
About Synchrony
Synchrony (NYSE: SYF) is a leading consumer financing company that has been at the heart of American commerce and opportunity for nearly a century. Synchrony delivers credit and banking products that empower tens of millions of consumers to improve their financial lives and access what matters most. Leveraging innovative solutions that are shaping the future of retail commerce, Synchrony supports the growth and success of some of the nation’s most respected brands, alongside hundreds of thousands of small and midsize businesses, including health and wellness providers. Committed to excellence in service and culture, Synchrony is honored to be ranked the #1 Best Company to Work For® in the U.S. by Fortune magazine and Great Place to Work®. For more information, visit www.synchrony.com.
Forward-Looking Statements
This press release includes certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “will” or words of similar meaning. The forward-looking statements convey our expectations related to the executive leadership changes, business and product developments, and growth plans, and are subject to inherent uncertainties, risks and changes that are difficult to predict, may change over time and many of which are beyond our control. As a result, actual results could differ materially from those indicated in these forward-looking statements. For these reasons, we caution you against relying on any forward-looking statements, which should also be read in conjunction with our public filings, including under the heading “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed on February 6, 2026. Any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement, except as otherwise may be required by law.
Investor Relations:
Kathryn Miller
Synchrony
kathryn.miller@syf.com
(203) 585-6291
Media Relations:
Ashley Tufts
Synchrony
ashley.tufts2@syf.com
(203) 216-6277